UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) – June 14, 2018

COOPER-STANDARD HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36127	20-1945088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39550 Orchard Hill Place Drive, Novi, Michigan	48375
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code (248) 596-5900

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                        ☐

Item 8.01.    Other Events

On June 14, 2018, the Board of Directors authorized a share repurchase program under which up to $150 million of the Company’s issued and outstanding shares of common stock may be repurchased. The share repurchase program, which is effective as of November 6, 2018, replaces the prior $125 million authorization to repurchase shares approved by the Board in March 2016. Of the $45.3 million remaining from the prior authorization as of December 31, 2017, the Company utilized $43.5 million during the second quarter of 2018 through open market and accelerated share repurchases.

Under the new program authorized by the Board of Directors, shares may be repurchased from time to time in the open market, through private transactions, accelerated share repurchases, round lot or block transactions on the New York Stock Exchange or otherwise, including pursuant to the terms of a Rule 10b5-1 plan, at such times, upon such terms, in such quantities and for such prices as determined by management at its discretion. The Company expects to fund all repurchases from cash on hand and future cash flows from operations. The Company is not obligated to acquire a particular number of shares and the program may be discontinued at any time at the Company’s discretion.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER-STANDARD HOLDINGS INC.

/s/ Aleksandra A. Miziolek
Name: Aleksandra A. Miziolek
Title: Senior Vice President, General Counsel and Secretary
Dated: June 20, 2018